                                                                    EXHIBIT 4.2

                             JDN REALTY CORPORATION

                                      AND

                           First Union National Bank
                                   as Trustee

                                ----------------


                          First Supplemental Indenture

                           Dated as of July 31, 1997


                                ----------------

               Supplement to Indenture dated as of July 15, 1997

                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of July 31, 1997, between JDN Realty Corporation, a Maryland corporation (hereinafter called the "Company"), having its principal office at 3340 Peachtree Road, Suite 1530, Atlanta, Georgia 30326, and First Union National Bank, a national banking association organized under the laws of the United States of America (hereafter called the "Trustee"), having a Corporate Trust Office at 11th Floor, 999 Peachtree Street, N.E., Atlanta, Georgia 30309-9094, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

          WHEREAS, the Company and the Trustee have as of July 15, 1997 entered into an Indenture, (hereinafter called the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the "Securities");

          WHEREAS, no Securities have been issued under the Indenture;

          WHEREAS, the Company desires to issue two series of senior debt securities under the Indenture, the "Notes" (as defined below), and has duly authorized the creation of the Notes and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described; and

          WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of providing for the rights, obligations and duties of the Trustee with respect to the Notes and to set forth certain specific provisions with respect thereto;

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                             CREATION OF THE NOTES

          Section 1.01. Pursuant to the terms hereof and the Indenture, the Company hereby creates a series of its Notes known as the "6.80% Notes due 2004" and a series of Notes known as the "6.95% Notes due 2007," each of which series of Notes shall be deemed Securities for all purposes of the Indenture.

          Section 1.02. The definitive form of the 6.80% Notes due 2004 shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The 6.80% Notes due 2004 shall bear interest, be payable and have such other terms as are stated in the form of definitive 6.80% Note due 2004 or in the Indenture, as supplemented by this First Supplemental Indenture.

          Section 1.03. The 6.80% Notes due 2004 shall not exceed $75,000,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 6.80% Notes due 2004 to or upon the written order of the Company, signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without further action by the Company.

          Section 1.04. The Trustee's certificate of authentication to be borne by the 6.80% Notes due 2004 shall be substantially of the tenor and purport as provided in the Indenture.

          Section 1.05. The definitive form of the 6.95% Notes due 2007 shall be substantially in the form set forth in Exhibit B attached hereto, which is incorporated herein and made part hereof. The 6.95% Notes due 2007 shall bear interest, be payable and have such other terms as are stated in the form of definitive 6.95% Notes due 2007 or in this First Supplemental Indenture.

          Section 1.06. The 6.95% Notes due 2007 shall not exceed $85,000,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 6.95% Notes due 2007 to or upon the written order of the Company, signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without further action by the Company.

          Section 1.07. The Trustee's certificate of authentication to be borne by the 6.95% Notes due 2007 shall be substantially of the tenor and purport as provided in the Indenture.

                                  ARTICLE TWO

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

          Section 2.01. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgement and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform such trusts upon the terms and conditions in the Indenture and in this First Supplemental Indenture set forth.

          Section 2.02. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                 ARTICLE THREE

                                  DEFINITIONS

          Pursuant to Section 301(25) of the Indenture, so long as any of the Notes are Outstanding, the following definitions shall be applicable to the Notes, be included as defined as terms for all purpose of the Indenture and, to the extent inconsistent with the definition of such term contained in Section 101 of the Indenture, shall replace such definition:

               "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

               "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries in accordance with GAAP.

               "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) increases in deferred taxes and other non-cash items, (vi) charges resulting from a change in accounting principles, and (vii) charges for early extinguishment of debt, and less amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

               "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) of the Company and its Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP.

               "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP after eliminating intercompany accounts and transactions.

               "Debt" of the Company or any of its Subsidiaries means any indebtedness of the Company or any of its Subsidiaries, whether or not contingent, and without duplication, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments,

(ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any of its Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company or any of its Subsidiaries as lessee which is reflected in the balance sheet of the Company or any of its Subsidiaries as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the balance sheet of the Company or any of its Subsidiaries in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any of its Subsidiaries whenever the Company or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof). As used herein "intercompany Debt" shall the meaning ascribed hereto in section 5.01.

               "Notes" means the Company's 6.80% Notes due 2004 and its 6.95% Notes due 2007.

               "Recourse Indebtedness" means Debt other than Secured Debt as to which the liability of the obligor thereon is limited to its interest in the collateral securing such Secured Debt, provided that no such Secured Debt shall constitute Recourse Indebtedness by reason of provisions therein for imposition of full recourse liability on the obligor for certain wrongful acts, environmental liabilities, or other customary exclusions from the scope of so-called "non-recourse" provisions.

               "Secured Debt" means Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets, other than those relating to intercompany Debt. For purposes hereof, such Debt shall become Secured Debt at the time it first becomes secured by execution of any of the documents, instruments or agreements described in the immediately preceding sentence.

               "Senior Executive Group" shall mean, collectively, those individuals holding the offices of Chairman, President, Chief Executive Officer, Chief Financial Officer or any Vice President of the Company.

               "Subsidiary" means (i) any corporation or other entity the majority of the shares of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company, any other Subsidiary, and/or one or more individuals of the Senior Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s)), or such individuals' successors in office as an officer of the Company or the Secretary of such Subsidiary, and
(ii) any other entity (other than the Company) the accounts of which are consolidated with the accounts of the Company or any Subsidiary.

               "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding intangibles and accounts receivable) after eliminating intercompany accounts and transactions.

               "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) all other assets of the Company and its Subsidiaries not securing any portion of Secured Debt determined in accordance with GAAP (but excluding accounts receivable and intangibles) after eliminating intercompany accounts and transactions.

               "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined in accordance with GAAP.

               "Unsecured Debt" means Debt of the Company or any Subsidiary that is not Secured Debt, excluding intercompany Debt.



                                  ARTICLE FOUR

                               EVENTS OF DEFAULT

          Pursuant to Section 501 of the Indenture, so long as any of the Notes are Outstanding, the following event shall replace Section 501(5) of the Indenture as an Event of Default with respect to any series of the Notes:

          A default under any evidence of Recourse Indebtedness of the Company, or under any bond, debenture, note, mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than such series) under which there may be issued or by which there may be secured any Recourse Indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $5,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness, in an aggregate principal amount exceeding $5,000,000, becoming or being declared due and payable prior to the date on which it would otherwise have become due or payable, without such indebtedness having been discharged, or such acceleration having being rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of such series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

                                  ARTICLE FIVE

                            COVENANTS OF THE COMPANY

          Pursuant to Section 301(15) of the Indenture, so long as any of the Notes are Outstanding, the Company covenants and agrees as follows:

          Section 5.01. Limitation on Incurrence of Total Debt.

               The Company will not, and will not permit a Subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are the Company and any of its Subsidiaries, but only so long as such Debt is held solely by the Company and any Subsidiary) if, after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries determined in accordance with GAAP is greater than 60% of (i) Total Assets of the Company and its Subsidiaries as of the end of the fiscal quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Securities and Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt plus (ii) the increase, if any, in the Total Assets of the Company and its Subsidiaries from the end of such quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt minus (iii) the decrease, if any, in the Total Assets of the Company and its Subsidiaries from the end of such quarter (the Total Assets of the Company and its Subsidiaries as so adjusted is referred to as the "Adjusted Total Assets").

          Section 5.02. Limitation on Incurrence of Secured Debt.

               The Company will not, and will not permit any Subsidiary to, incur any Secured Debt of the Company or any Subsidiary other than intercompany Debt, if, after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries is greater than 40% of the Adjusted Total Assets of the Company and its Subsidiaries.

          Section 5.03. Debt Service Coverage.

               The Company will not, and will not permit any Subsidiary to, incur any Debt other than intercompany Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters (for which financial statements are available) most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than
     1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds thereof, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds thereof, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Company or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) in the case of Acquired Debt or Debt in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation and (iv) in the case of any increase or decrease in Total Assets of the Company and its Subsidiaries, or any other acquisition or disposition by the Company or any Subsidiary of any asset or group of assets, since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such increase, decrease or other acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments to revenues, expenses and Debt levels with respect to such increase, decrease or other acquisition or disposition being included in such pro forma calculation.

          Section 5.04. Maintenance of Total Unencumbered Assts.

               The Company and its Subsidiaries are required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries.


                                  ARTICLE SIX

                                 MISCELLANEOUS


          Section 6.01. Each and every term and condition contained in the Indenture shall apply to this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this First Supplemental Indenture. As supplemented by this First Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument; provided, however, that the rights, duties and obligations of the Trustee in this First Supplemental Indenture shall be limited to those matters expressly relating to the Notes.

          Section 6.02. Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this First Supplemental Indenture.

          Section 6.03. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as Indenture.

          Section 6.04. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

          Section 6.05. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 6.06. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 6.07. This Supplemental Indenture shall cease to be of further effect upon compliance with Section 401 of the Indenture with respect to the Notes created hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

JDN REALTY CORPORATION



By: /s/ William J. Kerley                          Dated:  July 31, 1997
   --------------------------------
Name: William J. Kerley
     ------------------------------
Title: Chief Financial Officer
      -----------------------------

FIRST UNION NATIONAL BANK
  as Trustee




By: /s/ Emily E. Katt                            Dated:  July 31, 1997
   --------------------------------
Name: Emily E. Katt
     ------------------------------
Title: Vice President
      -----------------------------

Attest:

                                 ACKNOWLEDGMENT


STATE OF
         -------------
                                                            ) ss:
COUNTY OF
          ------------


          On the ___ day of July, 1997, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is the _________________ of JDN REALTY CORPORATION, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

[Notarial Seal]


----------------------------------
Notary Public
Commission Expires



STATE OF
         -------------
                                                            ) ss:
COUNTY OF
          ------------


          On the ____ day of July, 1997, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he/she is a _____________ of First Union National Bank, one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]


----------------------------------
Notary Public
Commission Expires

                                   EXHIBIT A


                             [Form of Face of Note]


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             JDN REALTY CORPORATION

                              6.80% NOTE DUE 2004

REGISTERED                                                     PRINCIPAL AMOUNT
No.:                                                                $75,000,000

CUSIP No.:

          JDN REALTY CORPORATION, a corporation incorporated and existing under the laws of the State of Maryland (hereinafter called the "Company," which term includes any successor under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, upon presentation, the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) on August 1, 2004 at the office or agency of the Company, and to pay interest thereon from August 4, 1997, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year, commencing February 1, 1998, at the rate of 6.80% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months until the entire principal hereof is paid or made available for payment. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided for in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, or Make-Whole Amount, if any, and interest on, the Securities will be made at the office or agency of the Trustee maintained for that purpose at 11th Floor, 999 Peachtree Street, N.E., Atlanta, Georgia or elsewhere as provided in the Indenture or its nominee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of funds to an account of the Person entitled thereto maintained within the United States. If this Security is in global form, all such payments will be made by wire transfer of immediately available funds.

          Securities of this series may be redeemed at any time at the option of the Company, in whole or in part, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

          Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                              JDN REALTY CORPORATION

Dated:  August 4, 1997                        By:
                                                 ------------------------------
                                                 name:
                                                 title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

First Union National Bank
as Trustee

By:                                           Dated: August 4, 1997
   ------------------------------
Authorized Officer

                           [Form of Reverse of Note]




                              6.80% NOTE DUE 2004

          This Security is one of a duly authorized issue of securities of the Company designated as the 6.80% Notes due 2004 (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 15, 1997, as supplemented by the First Supplemental Indenture, dated as of July 31, 1997, and as the same may be supplemented from time to time thereafter in accordance with the terms thereof (as so supplemented, herein called the "Indenture"), between the Company and First Union National Bank, a national banking association organized under the laws of the United States of America, as Trustee (herein called the "`Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the first page hereof, limited in aggregate principal amount to $75,000,000.

          As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid.

          "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent

Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          The covenants set forth in Section 5.01 of the First Supplemental Indenture shall be fully applicable to this Security.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (a) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

          If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and the Make-Whole Amount, if any, on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium or Make-Whole Amount, if any) or any interest thereon and any Additional Amounts in respect thereon on or after the respective due dates expressed herein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the

Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this security not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                   EXHIBIT B


                             [Form of Face of Note]


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             JDN REALTY CORPORATION

                              6.95% NOTE DUE 2007

REGISTERED                                                     PRINCIPAL AMOUNT
No.:                                                                $85,000,000

CUSIP No.:

          JDN REALTY CORPORATION, a corporation incorporated and existing under the laws of the State of Maryland (hereinafter called the "Company," which term includes any successor under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, upon presentation, the principal sum of EIGHTY-FIVE MILLION DOLLARS ($85,000,000) on August 1, 2007 at the office or agency of the Company, and to pay interest thereon from August 4, 1997, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year, commencing February 1, 1998, at the rate of 6.95% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months until the entire principal hereof is paid or made available for payment. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided for in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, or Make-Whole Amount, if any, and interest on, the Securities will be made at the office or agency of the Trustee maintained for that purpose at 11th Floor, 999 Peachtree Street, N.E., Atlanta, Georgia or elsewhere as provided in the Indenture or its nominee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of funds to an account of the Person entitled thereto maintained within the United States. If this Security is in global form, all such payments will be made by wire transfer of immediately available funds.

          Securities of this series may be redeemed at any time at the option of the Company, in whole or in part, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

          Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                    JDN REALTY CORPORATION

Dated:  August 4, 1997                        By:
                                                 ------------------------------
                                                 name:
                                                 title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

First Union National Bank
as Trustee



By:                                           Dated: August 4, 1997
   ---------------------------
   Authorized Officer

                           [Form of Reverse of Note]




                              6.95 % NOTE DUE 2007

          This Security is one of a duly authorized issue of securities of the Company designated as the 6.95% Notes due 2007 (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 15, 1997, as supplemented by the First Supplemental Indenture, dated as of July 31, 1997, and as the same may be supplemented from time to time thereafter in accordance with the terms thereof (as so supplemented, herein called the "Indenture"), between the Company and First Union National Bank, a national banking association organized under the laws of the United States of America, as Trustee (herein called the "`Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the first page hereof, limited in aggregate principal amount to $85,000,000.

          As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid.

          "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent

Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          The covenants set forth in Section 5.01 of the First Supplemental Indenture shall be fully applicable to this Security.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (a) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

          If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and the Make-Whole Amount, if any, on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium or Make-Whole Amount, if any) or any interest thereon on or after the respective due dates expressed herein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the

Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this security not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM          --   as tenants in common                        UNIF GIFT/TRANSFER MIN ACT --
TEN ENT           --   as tenants by the entireties                _____________ Custodian ________________
JT TEN            --   as joint tenants with right of              (Cust)                            (Minor)
                       survivorship and not as tenants in          Under Uniform Gift/Transfers to Minors Act
                       common                                      _________
                                                                   (State)


Additional abbreviations may also be used though not in the above list

                  ------------------------------------------

Social Security or taxpayer I.D. or other identifying number of assignee

------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________, attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      -----------------------------

                                     ------------------------------------------